                                                                     EXHIBIT 4.1

THE RIGHTS TO ACQUIRE SHARES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE OR DISPOSITION MAYBE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

500,000 Shares of                                       January 11, 1999
Common Stock
                          INTERNET EXTRA CORPORATION
                         COMMON STOCK PURCHASE WARRANT

     THIS CERTIFIES that for value received, Timothy Favia (the "Holder"), is entitled prior to the Expiration Date (as defined below) to purchase and receive from Internet Extra Corporation (the "Company") up to 500,000 shares of the Company's common stock, without par value ("Common Stock"), at a purchase price of $0.50 per share, upon and subject to the terms and conditions on the following schedule and hereinafter set forth. This Warrant shall be exercisable at any time prior to the Expiration Date (as defined below) for the number of shares of Common Stock determined as follows:

(i) 250,000 shares, at any time after the opening by the Company of an office located in either New York, New York or outside of the United States in connection with which the Holder materially assisted and the recognition by the Company of at least $6.0 million in revenues in fiscal year 1999 from signed orders from clients from such office or offices;

(ii) 150,000 shares, at any time after the Company enters into business relationships (including signed agreements) with at least two (2) advertising agencies, reasonably acceptable to the Company, and the recognition by the Company of at least $1.0 million in revenues in fiscal year 1999 from such relationships;

(iii) 50,000 shares, at any time after the recognition by the Company of at least $9.0 million in revenues in fiscal year 1999 from signed orders from clients;

(iv) 50,000 shares, at any time after the recognition by the Company of at least $12.0 million in revenues in fiscal year 1999 from signed orders from clients.

                        TERMS AND CONDITIONS OF WARRANT

       1.  Nontransferability of Warrant. This Warrant may not be transferred in
           -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised only by the Holder or his permitted assignee. Any transfer of this Warrant must comply with the requirements of Section 4 below, and any purchaser or other assignee or transferee of this Warrant ("permitted assignee") shall be required to accept this Warrant subject to all rights and obligations of the Holder as set forth herein.

       2.  Exercise of Warrant. This Warrant may be exercised by the Holder as
           -------------------
to the whole or any lesser number of shares of Common Stock covered hereby, subject to the terms and conditions of Section 5 below, upon surrender of this Warrant to the Company at its principal office in San Francisco, California, prior to the close of business on the Expiration Date, together with the Notice of Exercise attached hereto as Exhibit A, and the Investment Representation
                               ---------
Statement attached as Exhibit B, both duly executed by the Holder, and payment
                      ---------
to the Company in cash or the equivalent of the price herein set forth for the shares to be purchased. Certificates for the shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding 30 days, after exercise of the stock purchase rights represented by this Warrant. If this Warrant is exercised in respect of less than all of the shares of Common Stock covered hereby, the Holder shall be entitled to receive a new warrant covering the number of shares in respect of which this Warrant shall not have been exercised and is still subject to exercise. Such new warrant shall be in all other respects identical to this Warrant.

       3.  Covenants of the Company.  The Company covenants and agrees that all
           ------------------------
equity securities which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and payment therefor in accordance herewith, will be duly authorized, validly issued, fully paid and nonassessable shares of capital stock of the Company. The Company further covenants and agrees that, during the period within which the stock purchase rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for issuance upon the exercise of the purchase rights evidenced by this Warrant, a number of shares of its Common Stock sufficient for such issuance.

       4.  Restrictions on Transfer.  Neither this Warrant nor any of the stock
           ------------------------
purchase rights represented hereby may be sold, assigned, transferred, subdivided, or otherwise disposed of by the Holder, directly or indirectly except as permitted under Section 1 above. In addition, any securities to be issued upon exercise of this Warrant may not be sold, assigned, transferred or otherwise disposed of unless the securities are registered under the Securities Act of 1933 or unless the person seeking to effect such disposition shall have requested and the Company shall have received an opinion of the Company's counsel that the proposed disposition may be effected without registration of such securities under the Securities Act of 1933, as amended, or any applicable state securities laws. Unless a registration statement with respect to such shares of Common Stock is effective at the time, any shares of Common Stock issued upon the exercise of this Warrant shall bear the following legend:

       THE RIGHTS TO ACQUIRE SHARES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE OR DISPOSITION MAYBE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

       5.  Adjustments.  In case at any time the Company shall by stock split,
           -----------
stock dividend or otherwise subdivide its outstanding shares of Common Stock into a greater number of shares, the purchase price of Common Stock in effect hereunder immediately prior to such subdivision shall be proportionately reduced and the number of shares deliverable upon the exercise of this Warrant shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the exercise price in effect immediately prior to such combination shall be proportionately increased and the number of shares deliverable upon the exercise of this Warrant shall be proportionately decreased. If any capital reorganization or reclassification of Common Stock shall be effected in such a way that holders of Common Stock (or any other securities of the Company then issuable upon exercise of this Warrant) shall be entitled to receive securities with respect to or in exchange for Common Stock (or such other securities) then, as a condition of such capital reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock (or other securities) of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such securities as may be issued with respect to or in exchange for a number of shares of Common Stock (or such other securities) immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization or reclassification not taken place, and in each such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions of this Warrant shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any securities thereafter deliverable upon the exercise hereof.

       6.  Notices by Company. In case at any time (i) the Company shall pay any
           ------------------
dividend payable in equity securities with respect to Common Stock to the holders of outstanding Common Stock, (ii) the Company shall offer for subscription pro rata to all holders of outstanding Common Stock any additional shares of equity securities, (iii) there shall be any capital reorganization or reclassification of the equity securities of the Company, or any consolidation or merger of the Company with or sale of all or substantially all of the Company's assets to another corporation, or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, in any one or more of such cases, the Company shall give written notice by first class mail, postage prepaid, addressed to the Holder at the address shown on the books of the Company, of the date on which (a) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation, or winding-up, as the case may be. The Company shall also give written notice, similarly addressed and delivered, of the establishment of a trading market for the Company's stock, whether within or outside the United States. Any such required written notice shall be received by the Holder at least seven (7) days prior to the action to be taken and not less than three (3) days prior to any record date on which the Company's transfer books are closed with respect thereto.

       7.  Absence of Shareholder Rights.  Until exercise of the stock purchase
           -----------------------------
rights conferred by this Warrant and issuance of the equity securities issuable upon such exercise, this Warrant does not confer upon the Holder any right whatsoever as a shareholder of the Company.

       8.  Expiration.  This Warrant shall expire on January 10, 2002 (the
           ----------
"Expiration Date"). At the close of business on the Expiration Date, this Warrant shall become void as to all securities of the Company in respect of which the stock purchase rights hereunder have not been previously exercised, and payment has not been made in full for the securities issuable upon such exercise; provided that in the case of the earlier dissolution of the Company, this Warrant shall become void on the date fixed for such dissolution.

       9.  Notice of Intention to Exercise or Transfer. The Holder, by
           -------------------------------------------
acceptance hereof, agrees to give written notice to the Company before exercising this Warrant or transferring any Common Stock issued upon the exercise hereof, and each subsequent holder of any of such Common Stock which is subject to paragraph 4 hereof shall give written notice to the Company before retransferring any of such Common Stock unless such Common Stock has previously been registered. Such notice shall inform the Company of the Holder's intention to exercise this Warrant or the Holder's or such holder's intention to effect such transfer or retransfer, as the case may be, and shall describe briefly the date and time when this Warrant will be surrendered in such exercise and the number of shares to be made the subject of such exercise; or, in case of a transfer of Common Stock, the Holder's or such holder's intention as to the disposition to be made of shares of Common Stock issued upon the exercise hereof. Promptly after receiving such written notice of an intended transfer, the Company shall present copies thereof to its counsel. If in the opinion of such counsel the proposed transfer of shares may be effected without registration or qualification (under any federal or state law) of the shares of Common Stock issued on the exercise hereof, the Company, as promptly as reasonably practicable, shall notify the Holder or such holder of such opinion, whereupon the Holder or such holder shall be entitled to effect the intended transfer of shares received upon the previous exercise of this Warrant.

       10. Market Standoff Agreement.  The Holder hereby agrees, if so requested
           -------------------------
by the managing underwriters in a public offering by the Company of its Common Stock, that, without the prior written consent of such managing underwriters, the Holder will not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of or make a distribution of any capital stock of the Company held by or on behalf of the Holder or beneficially owned by the Holder in accordance with the rules and regulations of the Securities and Exchange Commission for a period of up to 180 days after the date of the final prospectus relating to such offering.

     IN WITNESS WHEREOF, Internet Extra Corporation has caused this Warrant to be signed by its duly authorized officer this 11 day of January, 1999.

                                    INTERNET EXTRA CORPORATION


                                    By : /s/ Jon Edwards
                                       -------------------------------------
                                       Gregory R. Raifman, Chairman and Chief
                                        Executive Officer

                                         Jon Edwards, President

                                   EXHIBIT A
                                   ---------
                               NOTICE OF EXERCISE


To:  Internet Extra Corporation
     131 Steuart Street
     Fourth Floor
     San Francisco, CA  94105

     1. The undersigned hereby elects to purchase____________________________ shares of Common Stock ("Stock") of Internet Extra Corporation (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant, together with an Investment Representation Statement in form and substance satisfactory to legal counsel to the Company.

     2. The shares of Stock to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Stock. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Stock.

     3. The undersigned understands that the shares of Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     4. The undersigned understands the instruments evidencing the Stock may bear one or all of the following legends:

         (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

         (b) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A ONE HUNDRED EIGHTY (180) DAY LOCK UP FOLLOWING THE CORPORATIONS INITIAL PUBLIC OFFERING, A COPY OF WHICH LOCKUP IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

         (c) Any legend required by applicable state law.

     5. Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned:



                                              ----------------------------------
                     -                                          [Name]

                                              ----------------------------------
                     -                                          [Address]

                                              ----------------------------------


     6. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned:




                                              ----------------------------------
                     -                                          [Name]

                                               ---------------------------------
                     -                                          [Address]

                                               ---------------------------------

----------------------        --------------------------------------------------
[Date]                        [Signature of Purchaser]

                                  EXHIBIT B
                                  ---------

                      INVESTMENT REPRESENTATION STATEMENT


PURCHASER    :  TIMOTHY FAVIA

COMPANY      :  INTERNET EXTRA CORPORATION

SECURITY     :  ________________ SHARES OF COMMON STOCK

AMOUNT       :  _________________

In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

     (a) I am sufficiently aware of the Company's business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

     (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

     (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available (such as Rule 144 or the resale provisions of Rule 701 under the Securities Act). Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

     (d) I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) The availability of certain public information about the Company; (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934 (the "Exchange Act") and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable. The Purchaser further understands that the resale provisions of Rule 701 will not apply until 90 days after the Company becomes subject to the reporting obligations under the Exchange Act (typically upon the effective date of a company's initial public offerings). There can be no assurances that the requirements of Rule 144 or Rule 701 will be met, or that the Securities will ever be saleable.

     (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I would be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.

     (f) I further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, or that the resale provisions of Rule 701 are not available, registration under the Securities Act, compliance with Regulation A, compliance with some other registration exemption or the notification to the Company of the proposed disposition by me and the furnishing to the Company of (i) detailed information regarding the disposition, and (ii) and opinion of my counsel to the effect that such disposition will not require registration (I understand such counsel's opinion shall concur with the opinion by counsel for the Company and I shall have been informed of such compliance) will be required and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

     (g) Purchaser hereby agrees that if so required by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the "1933 Act"), Purchaser shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the 1933 Act; provided, however, that such restriction shall only apply to the first registration statement of the Company to become effective under the 1933 Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the 1933 Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions under the end of such 180-day period.

Dated: _________________________
                                        PURCHASER

                                    By:______________________________________